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                                                                   Exhibit 23.21


CONSENT OF INDEPENDENT AUDITORS


To the Partners of FrontierVision
Partners, L.P.


We consent to the inclusion in the registration statement on Form S-4 of FrontierVision Holdings, L.P. and FrontierVision Holdings Capital Corporation of our reports dated March 19, 1997, relating to the consolidated balance sheets of FrontierVision Partners, L.P. and subsidiaries as of December 31, 1996 and 1995, included herein and to the reference to our firm under the heading "Experts" in the registration statement.


KPMG Peat Marwick LLP
Denver, Colorado
November 7, 1997